UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 26, 2012

Date of Report (Date of earliest event reported)

Rouse Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35287	90-0750824
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

114 Avenue of the Americas, Suite 2800, New York, NY	10110
(Address of principal executive offices)	(Zip Code)

(212) 608-5108

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 8.01 is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

The information included in Item 8.01 is incorporated herein by reference.

Item 8.01 Other Events

On March 26, 2012, Rouse Properties, Inc. (“Rouse” or the “Company”) completed its previously announced rights offering to shareholders of record as of the close of business on February 13, 2012 (the “Rights Offering”). The Rights Offering made available an aggregate of 13,333,333 shares of Company common stock (“Common Stock”) at a cash subscription price of $15.00 per whole share. The total purchase price of shares of Common Stock offered in the rights offering was $200.0 million.

The Company filed a Registration Statement on Form S-11 (Registration Number 333-177465) with the Securities and Exchange Commission describing the Rights Offering that was declared effective on February 8, 2012. As disclosed in the Registration Statement, in connection with the Rights Offering, the Company entered into a standby purchase agreement (the “Standby Purchase Agreement”) with an affiliate of Brookfield Asset Management Inc. (together with its affiliates, “Brookfield”), pursuant to which Brookfield agreed to purchase, at the subscription price of $15.00 per whole share, all of the shares of Common Stock offered pursuant to the Rights Offering that were not purchased by other stockholders (the “Backstop Commitment”).

The Company issued 6,979,321 shares of Common Stock to its shareholders, including Brookfield and certain of Brookfield’s consortium partners, that elected to participate in the Rights Offering.  Additionally, on March 26, 2012, the Company sold an aggregate of 6,354,012 shares of Common Stock to Brookfield at a subscription price of $15.00 per whole share pursuant to the Standby Purchase Agreement.  The sale of the standby purchase shares was made in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.  The Company paid Brookfield a fee of $6.0 million for its Backstop Commitment.  The net proceeds to the Company from the sale of shares of Common Stock offered in the Rights Offering and pursuant to the Standby Purchase Agreement, after deducting estimated offering expenses, was approximately $192.0 million.

Following the consummation of the Rights Offering and the fulfillment of the Backstop Commitment, the beneficial ownership of Brookfield and its consortium partners increased from approximately 37.5% to approximately 54%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROUSE PROPERTIES, INC.

	By:	/s/ Andrew Silberfein
Name: Andrew Silberfein
Title: President and Chief Executive Officer

Date: March 29, 2012